Exhibit 3.237

CERTIFICATE OF LIMITED PARTNERSHIP

OF

WESTERN MEDICAL REHAB ASSOCIATES, L.P.

The undersigned, desiring to form a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act, 6 Delaware Code, Chapter 17, does hereby certify and affirm as follows:

I. The name of the limited partnership is

Western Medical Rehab Associates, L.P.

II. The address of the Partnership’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, County of New Castle. The name of the Partnership’s registered agent for service of process in the State of Delaware at such address is The Corporation Trust Company.

III. The name and mailing address of the general partners is as follows:

NAME	MAILING ADDRESS
WestMed-Rehab	c/o United Western Medical Centers 1301 North Tustin Avenue Santa Ana, CA 92701

Western Neuro Care, Inc.	600 Wilson Lane, P.O. Box 715 Mechanicsburg, PA 17055

IN WITNESS WHEREOF, the undersigned have executed this Certificate of Limited Partnership of Western Medical Rehab Associates, L.P. as of March 13, 1996.

GENERAL PARTNERS:

WESTMED-REHAB. a California corporation

By:	/s/ [Douglas L. Drumwright]
Douglas L. Drumwright, President

WESTERN NEURO CARE, INC., a Delaware corporation

By:	/s/ [Michael E. Tarvin]
Michael E. Tarvin, Vice President

CERTIFICATE OF AMENDMENT

TO THE

CERTIFICATE OF LIMITED PARTNERSHIP

OF

WESTERN MEDICAL REHAB ASSOCIATES, L.P.

The undersigned, desiring to amend the Certificate of Limited Partnership of Western Medical Rehab Associates. L.P. pursuant to the provisions of Section 17-202 of the Revised Uniform Limited Partnership Act of the State of Delaware, does hereby certify as follows:

FIRST: The name of the Limited Partnership is Western Medical Rehab Associates, L.P.

SECOND: Article III of the Certificate of Limited Partnership shall be amended as follows:

III. The name and mailing address of the sole general partner is as follows:

NAME:	MAILING ADDRESS:
Western Neuro Care, Inc.	One HealthSouth Parkway Birmingham, AL 35243

IN WITNESS WHEREOF, the undersigned has executed this Amendment to the Certificate of Limited Partnership on this 31st day of May, 2000.

General Partner:

WESTERN NEURO CARE, INC.

By:	/s/ William W. Horton
Its:	WILLIAM W. HORTON
VICE PRESIDENT